EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2008 relating to the financial statements, the financial statement schedules and the effectiveness of internal control over financial reporting which appears in CyberOptics Corporation's Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

August 14, 2008